UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): November 1, 2019

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39120	84-2421185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd. Suite 1000 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to purchase Common Stock	ECOLW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2019, the Compensation Committee of the Board of Directors (“Board”) of US Ecology, Inc. (“Company”) approved the base salary and certain equity awards for each of Simon G. Bell, Steven D. Welling, Eric L. Gerratt and Andrew P. Marshall. On the same day, the Board approved the base salary and certain equity awards for Jeffrey R. Feeler. On November 6, 2019, the Board approved a management incentive plan and related target percentages and a nonqualified deferred compensation plan.

2020 Base Salary

Effective with the first payroll of 2020, the base salary of each named executive officer was approved as set forth in the following table.

Named Executive Officer	2020 Base Salary
Jeffrey R. Feeler President and Chief Executive Officer	$625,000
Simon G. Bell Executive Vice President and Chief Operating Officer	$453,000
Steven D. Welling Executive Vice President of Sales and Marketing	$425,000
Eric L. Gerratt Executive Vice President and Chief Financial Officer	$425,000
Andrew P. Marshall Executive Vice President of Regulatory Compliance and Safety	$320,000

2020 Management Incentive Plan

The Board approved the 2020 Management Incentive Plan (“2020 MIP”) under which each named executive officer (“Participant”) will be eligible to receive a cash incentive payment for fiscal year 2020 (“Plan Year”) based upon the achievement of four independent objectives: (1) financial; (2) individual performance; (3) health and safety; and (4) compliance (each a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of a Participant’s annual base salary (“Target Incentive”). The Target Incentive is 100% of base salary for Mr. Feeler and 75% of base salary for each of Messrs. Bell, Welling, Gerratt and Marshall. The amount available for achievement of a Plan Objective is weighted as a percentage of a Participant’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.

The portion of a Participant’s Target Incentive based on financial performance (“Finance Target Incentive”) increases with every percentage point over 84% of the consolidated operating income target approved by the Board (“Base MIP Target”) and is weighted at 60% of a Participant’s Target Incentive. Upon achievement of 85% of the Base MIP Target, 50% of the Finance Target Incentive will be available to a Participant. For every percentage point achievement over 85% of the Base MIP Target, up to and including 100%, a Participant will earn approximately 3.33% of the Finance Target Incentive. Upon 100% achievement of the Base MIP Target, 100% of the Finance Target Incentive will be available to a Participant. In the event the Company exceeds 100% of the Base MIP Target, a Participant will be eligible for an additional incentive payment in an amount calculated by multiplying his Target Incentive by 6.67% for every 1% increase over 100% of the Base MIP Target. The additional incentive payment based on exceeding 100% of the Base MIP Target is capped at one times a Participant’s Target Incentive (achieved at 115% of Base MIP Target) for an aggregate potential incentive payment of two times the Participant’s Target Incentive.

Up to 20% of a Participant’s Target Incentive will be awarded based on the Participant’s individual performance, including teamwork, achievement of established annual priorities, effective use of Company resources and other evaluative factors.

Metrics for the health and safety objective are weighted cumulatively at 10% of a Participant’s Target Incentive. The Company-wide metrics, as set and approved by the Compensation Committee, include Total Recordable Incident Rate (2%), Days Away Restricted Time (3%) and Lost Time Incident (5%).

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement with monetary penalties during the Plan Year and is weighted at 10% of a Participant’s Target Incentive. The Target Incentive related to compliance will be earned based on a determination by the Compensation Committee, taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles) in the Plan Year, severity of the Notices of Violation or Enforcement, regulatory basis for penalty and respective fact patterns.

2020 Equity Awards

The Company approved the award of stock options and restricted stock to the named executive officers with a grant date of January 2, 2020. The Company also approved the award of Performance Stock Units (“PSUs”) with a grant date in the first quarter of 2020, based on targets established by the Compensation Committee. The value of the shares underlying each award of options, restricted stock and PSUs will be equal to the amounts set forth in the table below as of the respective grant date. Restricted stock and options will vest in equal annual installments over three years. The exercise price for each option will be the closing market price of the Company’s common stock on January 2, 2020 and each option will have a ten-year term.

Named Executive Officer	Stock Options	Restricted Stock	Performance Stock Units
Jeffrey R. Feeler President and Chief Executive Officer	$400,000	$800,000	$800,000
Simon G. Bell Executive Vice President and Chief Operating Officer	$130,000	$260,000	$260,000
Steven D. Welling Executive Vice President of Sales and Marketing	$125,000	$250,000	$250,000
Eric L. Gerratt Executive Vice President and Chief Financial Officer	$125,000	$250,000	$250,000
Andrew P. Marshall Executive Vice President of Regulatory Compliance and Safety	$75,000	$150,000	$150,000

Each PSU represents a contingent right to receive one share of the Company’s common stock (“Target PSUs”). The PSUs will be earned and vested over a three-year performance period beginning January 1, 2020 (“Performance Period”) based on achievement of established targets with respect to the Company’s Adjusted Earnings Per Share and Return on Invested Capital, each weighted at 50% of the Target PSUs. After the payout under the PSUs is determined, the number of shares to be provided is subject to modification based on the percentage change in the price of the Company’s common stock from January 1, 2020 to December 31, 2022 relative to the percentage change in the price of the common stock of certain companies in the environmental and facilities industry during such period (“TSR Peer Group”). Based on the percentage of the TSR Peer Group companies whose total stockholder return the Company exceeded during the Performance Period (“TSR Ranking”), the payout will be modified as follows:

TSR Ranking	Percentage Modification of PSU Payout
<25 th Percentile	-50%
25 th to 75 th Percentile	0%
>75 th Percentile	+50%

Nonqualified Deferred Compensation Plan

On November 6, 2019, the Board adopted the US Ecology, Inc. Nonqualified Deferred Compensation Plan (“Plan”) to provide certain selected key managerial employees of the Company and its subsidiaries (including the Chief Executive Officer, the Chief Financial Officer and the other named executive officers) with the ability to defer certain compensation on a pre-tax basis and accumulate tax-deferred earnings thereon. Under the Plan, such employees who are eligible to participate in the Plan may (but are not required to) elect to defer the receipt of all or a portion of certain eligible compensation until a permissible distribution event occurs. The permissible distribution events under the Plan include a separation from service, death, disability, unforeseeable emergency, and a payment date specified by the participant. Participants who make such a deferral election may also select the applicable form of payment (i.e., a lump sum vs. annual installments) for each permissible distribution event from among the various payment forms permitted in the Plan. Participants who have previously made a deferral election may, with the consent of the Company, change the deferral election to further delay the payment date or change the form of payment, in all cases, in accordance with the rules set forth in the Plan. The amount of compensation that a participant elects to defer will be credited to one or more book reserve accounts maintained under the Plan for such participant. Participants will be provided the opportunity to select one or more investment funds in which their deferred compensation accounts will be deemed to be invested, and the account balances will be adjusted, among other things, based on the performance of such hypothetical investment. The Plan becomes effective on January 1, 2020. The Company may amend and terminate the Plan at any time, subject to certain limitations set forth in the Plan.

Item 8.01 Other Events

Board Compensation

On November 6, 2019, the Board reviewed and approved the compensation arrangements with non-employee directors effective for the 2020-2021 Board year, which will begin following the 2020 Annual Meeting of stockholders. The Board approved an increase in the annual cash retainer for non-employee directors to $57,500, from $50,000, and an increase in the annual equity award to $$112,500, from $75,000. Annual cash retainers paid to non-employee directors for each Board committee on which they serve were eliminated, while annual cash retainers paid to Chairs of each of the Audit and Risk, Compensation, and Corporate Governance committees remained unchanged at $20,000, $10,000 and $10,000 respectively. The fees paid to a non-employee Chairman of the Board and Lead Independent Director remained unchanged at $60,000 and $15,000 respectively. Aside from the compensation noted above, non-employee directors are reimbursed for their expenses incurred in attending Board and committee meetings. There are no fees based upon the number of meetings attended.

Recoupment Policy

On November 6, 2019, the Board approved a Recoupment Policy. The Recoupment Policy provides that in the event of a restatement of the Company’s financial statements for any period (“Restatement”), the Corporate Governance Committee of the Board shall review the facts and circumstances leading to such Restatement and determine whether the need for such Restatement was the result of a Section 16 officer’s (as defined in the Securities Exchange Act of 1934) intentional misconduct. Upon a determination that there was intentional misconduct, the Corporate Governance Committee may take such actions as it considers appropriate with respect to the recovery of incentive compensation awarded or paid to any Section 16 officer that would not have been awarded or paid under the Restatement. The amount of incentive compensation which the Company may recover shall be equivalent to the excess of the amount received, over the amount that would have been received had the incentive compensation been calculated based on the restated financial statements. Recoupment amounts shall be calculated on a pre-tax basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: November 7, 2019	By:	/S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer